UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2009
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5677 Airline Road,
Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On or about April 1, 2009, each of our current directors and executive officers entered into a form of Indemnification Agreement with us. Under the terms of the form of Indemnification Agreement, we shall indemnify the indemnitee to the fullest extent permitted by law for all expenses, damages, judgments, fines, penalties, excise taxes, and amounts paid in settlement arising out of or resulting from any claim relating to any event or occurrence related to the fact that the indemnitee is or was our or an affiliate’s director, officer, employee, or agent. We shall advance all expenses incurred by the indemnitee if requested by such indemnitee. The form of Indemnification Agreement also requires us to maintain a policy of insurance for the benefit of the indemnitee for so long as the indemnitee serves as a director or officer and thereafter for so long as the indemnitee is subject to any possible claim or proceeding by reason of the fact that the indemnitee served as our or an affiliate’s director, officer, employee, or agent. Upon a change in control, as defined in the form of Indemnification Agreement, we may purchase a tail policy with an effective term of six years after the change in control in lieu of maintaining such policy of insurance.
     The rights of an indemnitee under the form of Indemnification Agreement are in addition to any other rights that the indemnitee may have under our Fourth Amended and Restated Certificate of Incorporation, as amended from time to time, and our Second Amended and Restated By-laws, as amended from time to time.
     The form of Indemnification Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 2, 2009, we entered into an Employment Agreement with Gary D. Henley under which he will continue to serve as our President and Chief Executive Officer. The term of the agreement began on April 2, 2009 and ends on April 2, 2012, provided that beginning April 2, 2011, and each year thereafter, the term of this Agreement shall automatically be extended for one additional year, unless we or Mr. Henley give specified, advanced notice that one or the other does not wish to extend the agreement. The Employment Agreement establishes the initial annual base salary of Mr. Henley at $510,000 and provides that the Compensation Committee of our Board of Directors will review Mr. Henley’s compensation at least annually and shall make any increases to the base salary as the Compensation Committee determines based upon Mr. Henley’s performance and as are consistent with our compensation policies. The Employment Agreement also provides for Mr. Henley’s eligibility to receive an annual performance incentive bonus pursuant to our Executive Performance Incentive Plan, eligibility to participate in our equity incentive plans, and eligibility to receive fringe benefits that we make available to our executive officers. The Employment Agreement also provides for the payment by us of a separation payment, accrued obligations, and benefits as described below.
     On April 1, 2009, we entered into a Separation Pay Agreement with each of our United States-based executive officers other than Mr. Henley, which includes John K. Bakewell and Eric A. Stookey. Each Separation Pay Agreement is effective on April 1, 2009, and its term continues until its third anniversary. Beginning on the second anniversary and each anniversary of the effective date thereafter, the term will be extended automatically for one additional year unless we or the executive officer provides notice of termination of the Separation Pay Agreement.
     Under the terms of Mr. Henley’s Employment Agreement and each Separation Pay Agreement, in the event that the executive officer is terminated for cause or the executive officer terminates employment other than for good reason we shall have no obligations other than payment of accrued obligations described below. In the event of an involuntary termination of the executive officer, we will be obligated to pay a separation payment and accrued obligations and provide benefits to the executive officer as described below.
•	Accrued Obligations. Accrued obligations include (i) any accrued base salary through the date of termination, (ii) any annual cash incentive compensation awards earned but not yet paid, (iii) the value of any accrued vacation, (iv) reimbursement for any unreimbursed business expenses, and, (v) only in the case of an involuntary termination after a change in control or a termination at any time by reason of death, an annual incentive payment at target for the year that includes the date of termination, prorated for the portion of the year that the executive officer was employed.

•	Separation Payment upon Involuntary Termination. The total separation payment for Mr. Henley is the amount equal to twenty-four months multiplied by 1.75 times Mr. Henley’s monthly base pay. The total separation payment for Messrs. Bakewell and Stookey is the amount equal to twelve months multiplied by 1.5 times Mr. Bakewell’s and 1.45 times each of Mr. Stookey’s monthly base pay. Half of the total separation payment amount will be payable at or within a reasonable time after the date of termination. The remaining half of the total separation payment amount will be payable in installments beginning six months after the date of termination, with a final installment of the balance of the remaining half of the total separation payment to be made on or before March 15 of the calendar year following the year in which the date of termination.

•	Benefits upon Involuntary Termination. The executive officer will also receive benefits that include (i) health and dental coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), which we must pay for a period not exceeding eighteen months, (ii) outplacement assistance for a period of twenty-four months for Mr. Henley and twelve months for Messrs. Bakewell and Stookey, subject to termination if the executive officer accepts employment with another employer, (iii) financial planning services for a period of twenty-four months for Mr. Henley and twelve months for Messrs. Bakewell and Stookey, (iv) payment to continue insurance coverage equal to the annual supplemental executive officer insurance benefit provided to the executive officer prior to the date of termination, and (v) reasonable attorneys’ fees and expense if any such fees or expenses are incurred to enforce the Separation Pay Agreement.
     For purposes of Mr. Henley’s Employment Agreement and each Separation Pay Agreement, involuntary termination will occur if we terminate the employment of the executive officer other than for cause, disability, voluntary retirement, or death of the executive officer or the executive officer resigns for good reason. A termination of the executive officer before a change in control by reason of the executive officer’s retirement on or after age sixty-five does not constitute an involuntary termination.
     The definition of cause includes (i) willful failure of the executive officer to substantially perform the executive officer’s duties that amounts to an intentional and extended neglect of the executive officer’s duties, (ii) only prior to a change in control, continued, documented poor performance after giving the executive officer sufficient time to improve, (iii) the determination by our Board of Directors that the executive officer has engaged or is about to engage in conduct materially injurious to the us, (iv) the executive officer’s conviction or entering of a guilty or no contest plea to a felony charge, or (v) the executive officer’s participation in the activities proscribed by the confidentiality, non-solicitation, and non-competition covenants described below or a material breach of any of the other covenants contained in the Employment Agreement or Separation Pay Agreement, as applicable.

     Prior to a change in control, the definition of good reason includes (i) the assignment to the executive officer of any duties materially inconsistent with the range of duties and responsibilities appropriate to our senior executive officers, (ii) a material reduction in the executive officer’s overall standing and responsibilities, (iii) a material reduction in the executive officer’s aggregate annualized compensation and benefits opportunities, (iv) our failure to pay the executive officer any portion of the executive officer’s compensation and benefits within thirty days after they become due, (v) any purported termination of the executive officer’s employment that is not made pursuant to a notice of termination that reasonably details the basis for termination, (vi) the failure by us to obtain an agreement from any of our successors requiring such successor to assume and agree to perform our obligations under the Separation Pay Agreement, (vii) the failure by us to provide indemnification and directors and officers insurance protection contemplated by the agreement, or (viii) the failure by us to comply with any material provision of the Employment or Separation Pay Agreement, as applicable.
     After a change in control, the definition of good reason includes, (i) a material and adverse change in the executive officer’s title, authority as an executive officer, duties, responsibilities, or reporting lines as in effect immediately prior to the change in control, (ii) a material reduction in the executive officer’s aggregate annualized compensation opportunities, or (iii) the relocation of the executive officer’s principal place of employment to a location that is more than forty miles from the executive officer’s principal place of employment immediately prior to the change in control.
     Under the terms of Mr. Henley’s Employment Agreement and each Separation Pay Agreement, the executive officer makes certain covenants that impose future obligations on the executive officer regarding confidentiality of information, transfer of inventions, non-solicitation of our employees for a period of twelve to twenty-four months, and noncompetition with our business for a period of twelve to twenty-four months. If we determine that a breach of any of these covenants has occurred, then our obligations to make payments or provide benefits shall cease immediately and permanently, and the executive officer shall repay an amount equal to 90% of the payments and benefits previously provided under the Employment Agreement or Separation Pay Agreement, as applicable, with interest. Upon termination for any reason other than cause, the executive officer must enter into a mutual release of all claims within forty-five days after the date of termination before any payments will be made to the executive officer.
     If we are required to restate our balance sheet or statement of operations affecting any reporting period that transpires during the term of the Employment Agreement or any Separation Pay Agreement due to our material non-compliance with any financial requirements under securities laws, we may require the executive officer to reimburse us for any bonus or incentive-based or equity-based compensation received by the executive officer during the term of the Separation Pay Agreement and any profits realized from the sale of our securities by the executive officer during the term of the Separation Pay Agreement. If our Board of Directors determines that such a forfeiture is appropriate, we may withhold future amounts owed to the executive officer as compensation, and we may commence legal action to collect such sums as our Board of Directors determines is owed to us.
     All payments under each Separation Pay Agreement and, except as provided below, the Employment Agreement, will be net of applicable tax withholdings. Each Separation Pay Agreement contains a provision that reduces payment under the Separation Pay Agreement to avoid taxation under Section 4999 of the Internal Revenue Code for “parachute payments” within the meaning of Section 280G of the Internal Revenue Code if such reduction results in a larger after-tax payment to the executive officer.
     At the time we hired Mr. Henley, we agreed to provide a “gross-up” to his compensation. In continuation of this commitment, Mr. Henley’s Employment Agreement provides for a gross-up payment if it is determined that any payment to Mr. Henley in the nature of compensation under his Employment

Agreement or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, together with any interest or penalties imposed. Our obligation to make the gross-up payment is not conditioned upon Mr. Henley’s termination of employment. The gross-up payment would not be deductible by us.
     Under the terms of Mr. Henley’s Employment Agreement and each Separation Pay Agreement, the change in control benefits are “double trigger,” which requires (i) a change in control and (ii) a termination other than for cause or death or other than resignation with good reason within twelve months of the expiration of their Separation Pay Agreements before the executive officer receives their change in control benefit. If we give notice of termination of the Separation Pay Agreement less than one year after a change in control, then the term of the Separation Pay Agreement will be automatically extended until the later of the one year anniversary that follows such written notice or the second anniversary of the change in control. The change in control benefit requires us to pay a separation payment and accrued obligations and provide benefits to the executive officer as described above.
     Subject to several exceptions, for purposes of Mr. Henley’s Employment Agreement and each Separation Pay Agreement, a change in control occurs if (i) any person or group of persons acquires more than 50% of our capital stock, (ii) any person or group of persons acquires 35% or more of the voting power represented by our capital stock in a twelve-month period, (iii) any person or group of persons acquires 40% of our assets in a twelve-month period, (iv) a majority of our directors are replaced in any twelve-month period by directors whose election is not endorsed by a majority of our directors, or (v) a merger or consolidation occurs pursuant to which 40% of our assets are to be transferred to a different entity.
     In addition to the benefits under Mr. Henley’s Employment Agreement and each Separation Pay Agreement, terminated executive officers would be entitled to receive any benefits that they otherwise would have been entitled to receive under our 401(k) Plan.
     A copy of Mr. Henley’s Employment Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
     A copy of the Separation Pay Agreement for each of Mr. Bakewell and Mr. Stookey are attached to this Current Report on Form 8-K as Exhibit 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Description

10.1	Form of Indemnification Agreement

10.2	Employment Agreement dated as of April 2, 2009, by and between Wright Medical Technology, Inc. and Gary D. Henley.

10.3	Separation Pay Agreement dated April 1, 2009, by and between Wright Medical Technology, Inc. and John K. Bakewell.

10.4	Separation Pay Agreement dated April 1, 2009, by and between Wright Medical Technology, Inc. and Eric A. Stookey.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 7, 2009

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Indemnification Agreement

10.2	Employment Agreement dated as of April 2, 2009, by and between Wright Medical Technology, Inc. and Gary D. Henley.

10.3	Separation Pay Agreement dated April 1, 2009, between Wright Medical Technology, Inc. and John K. Bakewell.

10.4	Separation Pay Agreement dated April 1, 2009, between Wright Medical Technology, Inc. and Eric A. Stookey.